UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 6, 2015

BIOAMBER INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35905	98-0601045
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1250 Rene Levesque West, Suite 4110		3850 Annapolis Lane North, Suite 180
Montreal, Quebec, Canada H3B 4W8		Plymouth, Minnesota 55447
(Address of principal executive offices)

Registrant's telephone number, including area code (514) 844-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously disclosed in our Form 10-Q for the fiscal quarter ended March 31, 2015 filed on May 11, 2015, on May 6, 2015, BioAmber Inc. (“BioAmber” or the “Company”) completed the initial closingof a follow-on public offering and issued 3,900,000 shares of common stock, at an offering price to the public of $9.00 per share. The completion of this follow-on public offering at a public offering price of $9.00 per share triggered an adjustment to the exercise price of the outstanding warrants to purchase common stock issued in the Company’s initial public offering. The exercise price of such warrants was reduced from $11.00 per whole share of common stock to $9.00 per whole share of common stock, pursuant to the terms of such warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2015	BIOAMBER INC.

	By:	/s/Jean-François Huc
Jean-François Huc
President, Chief Executive Officer and Director